Exhibit 10.2

OPTION CANCELLATION AGREEMENT

     This OPTION CANCELLATION AGREEMENT (the “Agreement”), dated October ____, 2005, is made by and between MIVA, Inc., a Delaware corporation (the “Company”), and [Optionee] (the “Optionee”).

     The Company previously granted to the Optionee stock options to purchase shares of Company common stock, $0.01 par value, as follows (the “Options”):

Grant Date	Grant Type	Options Granted	Plan Governing Grant	Option Price

     1.      Cancellation of Options. The Options are hereby canceled and extinguished without further action by any of the parties to this Agreement. The Optionee shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to evidence cancellation of the Options.

     2.      Consideration. In consideration for the cancellation of the Options, the Company agrees to grant the Optionee restricted stock units under the FindWhat.com, Inc. 1999 Stock Incentive Plan, the terms of which shall be evidenced in a separate restricted stock unit agreement attached hereto.

     3.      Release. Effective as of the date hereof, the Optionee does hereby, on behalf of the Optionee and his heirs, successors and assignees, if any, release and absolutely forever discharge the Company and its managers, officers, directors, shareholders, affiliates, employees and agents, from and against all claims, demands, damages, debts, liabilities, obligations, costs, expenses, actions and causes of action of any nature whatsoever, that the Optionee has, or at any time previously had, or shall or may have in the future, arising with respect to the Options.

     4.      Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     5.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to conflict of law principles thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MIVA, INC.

By:________________________________
Its:________________________________

OPTIONEE

________________________________ [Optionee]